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                                  NSAR ITEM 77O

                VK Trust for Investment Grade New York Municipal
                               10f-3 Transactions

  UNDERWRITING #                UNDERWRITING              PURCHASED FROM     AMOUNT OF SHARES  % OF UNDERWRITING   DATE OF PURCHASE
                                                                                PURCHASED


         1             Virgin Island Public Financing      Paine Webber          1,000,000         0.335%             11/10/99
         2                  NY State Dorm-Courts           Paine Webber          1,000,000         0.345%             12/10/99
                            NY State Dorm-Courts           Paine Webber          1,000,000         0.364%             12/10/99

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Underwriting Participants

Underwriter #1                              Underwriter #2

Morgan Stanley                              Bear Stearns
Roosevelt & Cross                           Goldman Sachs
                                            Nations Bank
                                            Morgan Stanley
                                            Prudential
                                            Advest
                                            MR Beal & Company
                                            First Albany
                                            Lebenthal & Company
                                            JP Morgan
                                            PaineWebber